Exhibit 99.1

Aytu BioScience Announces Fiscal Q1 2021 Net Revenue of $13.5 Million, an Increase of 839% Year-Over-Year

Q1 Consumer Health revenue reaches an all-time high of $7.8 million

Live Conference Call and Webcast at 4:30 PM EST

ENGLEWOOD, CO / ACCESSWIRE / November 12, 2020 / Aytu BioScience, Inc. (NASDAQ: AYTU), a specialty pharmaceutical company (the "Company") focused on commercializing novel products that address significant patient needs today reported financial results for its fiscal first quarter 2021, for the three month period ending September 30, 2020.

First Quarter Fiscal 2021 Financial Highlights

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Q1 Net Revenue increased 839% year-over-year to $13.5 million

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Q1 Consumer Health Net Revenue was an all-time high of $7.8 million, compared to $6.9 million in Q4 20201

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Q1 Rx Net Revenue was $5.8 million, compared to $1.4 million in Q1 last year

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Q1 Net loss of $4.3 million and Q1 adjusted EBITDA loss of $1.3 million

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Cash, cash equivalents and restricted cash of $38.2 million on September 30, 2020

Commenting on the first quarter of fiscal 2021, Josh Disbrow, Chief Executive Officer of Aytu BioScience, stated "Net revenue increased substantially in Q1 2021, to $13.5 million, compared to $1.4 million for Q1 2020. It is critical to highlight that this was just the second full quarter of revenue contribution from the combined Aytu and Innovus businesses, along with the Cerecor assets. Turning to the bottom line, adjusted EBITDA loss was reduced to just $1.3 million for Q1 2021, compared to a $3.6 million adjusted EBITDA loss for Q1 2020. On the balance sheet, with approximately $38.2 million in cash and less than $1 million of debt, and at current spending levels, we believe we have adequate resources to achieve profitability."
Mr. Disbrow continued, "Taking a closer look at the top line, on the Consumer Health side, we generated $7.8 million in net revenue, an all-time high and an increase compared to Q4 2020. Contributing to those results was a strengthened e-commerce business and the launch of OmepraCare®, an over-the-counter proton pump inhibitor for acid reflux, and Q4 2020 launch of Regoxidine®, an over-the-counter foam formulation of minoxidil for hair loss. On the Rx side, net revenue was $5.8 million, also an increase compared to Q1 2020. Contributing to Rx revenue was a relatively balanced contribution across the prescription portfolio inclusive of COVID-19 test kits. Additionally, our commercial partner Acerus Pharmaceuticals launched their dedicated specialty sales team to promote Natesto® to urologists and endocrinologists across the United States, ZolpiMist® was approved by the Therapeutic Goods Administration (TGA) in Australia, and pilot scale Healight™ investigational devices, were manufactured and delivered to enable the initiation of the first COVID-19 clinical study. Importantly, with respect to the Healight™ clinical study, patient enrollment and treatment with the Healight investigational devices is now underway."
Mr. Disbrow concluded, "At $13.5 million of net revenue with record Consumer Health quarterly revenue, a narrowed adjusted EBITDA loss of just $1.3 million, and $38.2 million of cash, cash equivalents and restricted cash on the balance sheet, we have strong momentum to maximize shareholder value moving ahead in our fiscal 2021 and beyond."

1 There was no revenue associated with Aytu Consumer Health in Q1 2020 for the three months ended September 30, 2019, as Aytu Consumer Health was formed from the Aytu BioScience, Inc. merger with Innovus Pharmaceuticals, Inc. on February 14, 2020.

Conference Call Information

The company will host a live conference call at 4:30 p.m. ET today. The conference call can be accessed by dialing either:

888-506-0062 (toll-free) Participant Entry Code - 318202

973-528-0011 (international) Participant Entry Code - 318202

The webcast will be accessible live and archived at the following link https://www.webcaster4.com/Webcast/Page/2142/38489 and on Aytu BioScience's website, within the Investors section under Events & Presentations, at aytubio.com, for 90 days.

A replay of the call will be available for fourteen days. Access the replay by calling 1-877-481-4010 (toll-free) or 919-882-2331 (international) and using the replay access code 38489.

About Aytu BioScience, Inc.

Aytu BioScience is a commercial-stage specialty pharmaceutical company focused on commercializing novel products that address significant patient needs. The company currently markets a portfolio of prescription products addressing large primary care and pediatric markets. The primary care portfolio includes (i) Natesto®, the only FDA-approved nasal formulation of testosterone for men with hypogonadism (low testosterone, or "Low T"), (ii) ZolpiMist®, the only FDA-approved oral spray prescription sleep aid, and (iii) Tuzistra® XR, the only FDA-approved 12-hour codeine-based antitussive syrup. The recently acquired Pediatric Portfolio includes (i) Cefaclor, a second-generation cephalosporin antibiotic suspension; (ii) Karbinal® ER, an extended-release carbinoxamine (antihistamine) suspension indicated to treat numerous allergic conditions; and (iii) Poly-Vi-Flor® and Tri-Vi-Flor®, two complementary prescription fluoride-based supplement product lines containing combinations of fluoride and vitamins in various for infants and children with fluoride deficiency. Aytu also distributes a COVID-19 IgG/IgM rapid test. This antibody test is a solid phase immunochromatographic assay used in the rapid, qualitative and differential detection of IgG and IgM antibodies to the 2019 Novel Coronavirus in human whole blood, serum or plasma. Aytu has also licensed the Healight™ Platform Technology. Healight is a pre-clinical investigational device being studied as a potential treatment for COVID-19 in severely ill, intubated patients and potentially other respiratory illnesses.

Aytu also operates a consumer health subsidiary, Innovus Pharmaceuticals, Inc. ("Innovus"), a specialty pharmaceutical company licensing, developing, and commercializing safe and effective consumer healthcare products designed to improve health and vitality. Innovus commercializes over twenty consumer health products competing in large healthcare categories including diabetes, men's health, sexual wellness and respiratory health. The Innovus product portfolio is commercialized through direct-to-consumer marketing channels utilizing the company's proprietary Beyond Human® marketing and sales platform.

Aytu's strategy is to continue building its portfolio of revenue-generating Rx and consumer health products, leveraging its focused commercial team and expertise to build leading brands within large therapeutic markets. For more information visit aytubio.com and visit innovuspharma.com to learn about the company's consumer healthcare products.

Forward-Looking Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this presentation, are forward-looking statements. Forward-looking statements are generally written in the future tense and/or are preceded by words such as ''may,'' ''will,'' ''should,'' ''forecast,'' ''could,'' ''expect,'' ''suggest,'' ''believe,'' ''estimate,'' ''continue,'' ''anticipate,'' ''intend,'' ''plan,'' or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: market and other conditions, our ability to successfully commercialize Healight Platform Technology, our ability to obtain FDA approval for the Healight Platform Technology, the effectiveness of the Healight Platform Technology in treating patients with COVID-19 or other illnesses, our ability to adequately protect the intellectual property associated with the Healight Platform Technology, regulatory delays, the reliability of the Healight Platform Technology in killing viruses and bacteria, market acceptance of UV based medical devices, the regulatory and commercial risks associated with introducing the COVID-19 rapid tests, any delays in shipment that may impact our ability to distribute the COVID-19 rapid tests, any reputational harm we may incur if there are delays in receiving the shipment of the COVID-19 rapid tests, our ability to enforce the exclusivity provisions of the distribution agreements, the reliability of serological testing in detecting COVID-19, shipping delays and their impact on our ability to introduce the COVID-19 rapid tests, the ability of the COVID-19 rapid tests to accurately and reliably test for COVID-19, the manufacturers of the COVID-19 rapid tests' ability to manufacture such testing kits on a high volume scale, manufacturing problems or delays related to the COVID-19 rapid tests, our ability to satisfy any labelling conditions or other FDA or other regulatory conditions to sell the COVID-19 rapid test kits, the demand or lack thereof for the COVID-19 rapid test kits, our ability to obtain additional COVID-19 rapid tests to meet demand, our ability to secure additional tests if the manufacturers of the COVID-19 rapid tests are unable to meet demand, the effects of the business combination of Aytu and the Pediatric Portfolio and the recently completed merger ("Merger") with Innovus Pharmaceuticals, including the combined company's future financial condition, results of operations, strategy and plans, the ability of the combined company to realize anticipated synergies in the timeframe expected or at all, changes in capital markets and the ability of the combined company to finance operations in the manner expected, the diversion of management time on Merger-related issues and integration of the Pediatric Portfolio, the ultimate timing, outcome and results of integrating the operations the Pediatric Portfolio and Innovus with Aytu's existing operations, risks relating to gaining market acceptance of our products, obtaining or maintaining reimbursement by third-party payors for our prescription products, the potential future commercialization.

Contact for Media and Investors:

James Carbonara
Hayden IR
(646) 755-7412
james@haydenir.com

Non-GAAP Financial Information

This press release contains a financial measure that does not comply with U.S. generally accepted accounting principles (GAAP), Non-GAAP adjusted EBITDA. Non-GAAP adjusted EBITDA excludes (i) amortization, (ii) depreciation, (iii) stock-based compensation, (iv) other expenses comprising net interest expense, (v) non-cash gains and/or losses recognized in the quarter or year due to changes in the fair value of certain of Aytu’s financial liabilities, such as contingent consideration, derivative warrant liability, or certain exchanges of debt, (vi) bad debt expense, (vii) impairment of certain long-lived assets; (viii) one-time transaction costs and (ix) costs associated with non-routine development activities. Management believes these measures are useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. In addition, Aytu believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Aytu’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided in the financial statement tables below.

AYTU BIOSCIENCE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	September 30,
	2020	2019
Revenues
Product revenue, net	$13,520,246	$1,439,826

Operating expenses
Cost of sales	3,819,156	375,720
Research and development	182,865	78,020
Selling, general and administrative	11,490,370	5,146,443
Amortization of intangible assets	1,584,581	575,117
Total operating expenses	17,076,972	6,175,300
Loss from operations	(3,556,726)	(4,735,474)
Other (expense) income
Other (expense), net	(751,541)	(195,386)
Gain from change in fair value of contingent consideration	2,336	-
Gain from warrant derivative liability	-	1,830
Total other (expense) income	(749,205)	(193,556)
Net loss	$(4,305,931)	$(4,929,030)
Weighted average number of common shares outstanding	121,585,939	15,325,921
Basic and diluted net loss per common share	$(0.04)	$(0.32)

AYTU BIOSCIENCE, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited unless indicated otherwise)

	September 30,	June 30,
	2020	2020
		(audited)
Assets
Current assets
Cash and cash equivalents	$37,911,065	$48,081,715
Restricted cash	251,778	251,592
Accounts receivable, net	6,111,911	5,175,924
Inventory, net	11,479,557	9,999,441
Prepaid expenses and other	3,681,401	5,715,089
Other current assets	6,017,888	5,742,011
Total current assets	65,453,600	74,965,772
Fixed assets, net	106,153	258,516
Right-of-use asset	334,289	634,093
Licensed assets, net	16,018,064	16,586,847
Patents and tradenames, net	10,639,080	11,081,048
Product technology rights, net	20,619,166	21,186,666
Deposits	9,900	32,981
Goodwill	28,090,407	28,090,407
Total long-term assets	75,817,059	77,870,558
Total assets	$141,270,659	$152,836,330

AYTU BIOSCIENCE, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets, cont’d
(Unaudited unless indicated otherwise)

	September 30,	June 30,
	2020	2020
		(audited)
Liabilities
Current liabilities
Accounts payable and other	$5,773,768	$11,824,560
Accrued liabilities	8,692,693	7,849,855
Accrued compensation	1,967,035	3,117,177
Debt	930,416	982,076
Contract liability	232,576	339,336
Current lease liability	97,458	300,426
Current portion of fixed payment arrangements	2,138,514	2,340,166
Current portion of CVR liabilities	954,800	839,734
Current portion of contingent consideration	718,647	713,251
Total current liabilities	21,505,907	28,306,581
Long-term contingent consideration, net of current portion	13,058,876	12,874,351
Long-term lease liability, net of current portion	237,497	725,374
Long-term fixed payment arrangements, net of current portion	10,679,903	11,171,491
Long-term CVR liabilities, net of current portion	4,714,359	4,731,866
Other long-term liabilities	11,371	11,371
Total liabilities	50,207,913	57,821,034
Commitments and contingencies
Stockholders' equity
Preferred Stock, par value $.0001; 50,000,000 shares authorized; shares issued and outstanding 0 and 0, respectively as of September 30, 2020 and June 30, 2020, respectively.	-	-
Common Stock, par value $.0001; 200,000,000 shares authorized; shares issued and outstanding 125,837,357 and 125,837,357, respectively as of September 30, 2020 and June 30, 2020.	12,584	12,584
Additional paid-in capital	215,366,272	215,012,891
Accumulated deficit	(124,316,110)	(120,010,179)
Total stockholders' equity	91,062,746	95,015,296
Total liabilities and stockholders' equity	$141,270,659	$152,836,330

AYTU BIOSCIENCE, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended
	September 30,
	2020	2019

Operating Activities
Net loss	$(4,305,931)	$(4,929,030)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation, amortization and accretion	2,092,618	869,312
Stock-based compensation expense	454,918	165,171
Loss / (gain) from change in fair value of contingent consideration	(99,895)	-
Loss on sale of equipment	112,110	-
Gain on termination of lease	(343,185)	-
Changes in allowance for bad debt	408	-
Loss / (gain) from change in fair value of CVR	97,559	-
Derivative income		(1,830)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(928,895)	35,359
(Increase) decrease in inventory	(1,480,116)	59,340
Decrease in prepaid expenses and other	2,027,358	384,582
(Increase) in other current assets	(237,720)	-
(Decrease) increase in accounts payable and other	(4,519,601)	276,917
Increase in accrued liabilities	412,328	3,441
(Decrease) increase in accrued compensation	(1,150,142)	152,911
(Decrease) in contract liability	(106,760)	-
(Decrease) in deferred rent	-	(3,990)
Net cash used in operating activities	(7,974,946)	(2,987,817)
Investing Activities
Deposit	2,200	-
Contingent consideration payment	(19,140)	(42,103)
Note Receivable		(1,000,000)
Net cash used in investing activities	(16,940)	(1,042,103)
Financing Activities
Issuance cost related to registered offering	(1,632,727)	-
Payments made to borrowings	(136,364)	-
Payments made to fixed payment arrangements	(409,487)	-
Net cash provided by financing activities	(2,178,578)	-
Net change in cash, restricted cash and cash equivalents	(10,170,464)	(4,029,920)
Cash, restricted cash and cash equivalents at beginning of period	48,333,307	11,294,227
Cash, restricted cash and cash equivalents at end of period	$38,162,843	$7,264,307

AYTU BIOSCIENCE, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows, cont’d
(unaudited)

	Three Months Ended
	September 30,
Supplemental disclosures of cash and non-cash investing and financing transactions	2020	2019
Warrants issued to underwriters	$356,139	$-
Cash paid for interest	247,869	3,390
Fair value of right-to-use asset and related lease liability	-	412,691
Contingent consideration included in accounts payable	-	3,430
Fixed payment arrangements included in accrued liabilities	430,510	-
Acquisition costs included in accounts payable	-	59,014
Exchange of convertible preferred stock into common stock	$-	$44

AYTU BIOSCIENCE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Adjusted EBITDA
Net Loss	$(4,305,931)	$(3,145,097)	$(4,929,030)
Amortization expenese	1,584,581	1,590,913	575,117
Depreciation expense	33,921	33,529	15,834
Other expense, net	751,541	1,425,281	195,386
Stock-based compensation	454,918	536,567	165,171
(Gain)/Loss on change in fair value of contingent consideration	(2,336)	(5,230,446)	-
Gain/loss on extinguishment of debt	-	315,728	-
(Gain)/Loss on change in fair value of derivative warrant liability	-	-	(1,830)
Bad debt expense	189	408,365	-
Impairment of intangible assets	-	195,278	50,000
Development costs	199,266	1,309,080	-
Transaction costs	12,632	814,033	310,437
Furniture & Equipment Write-off	119,610	-	-
Lease Termination	(194,761)	-	-
Adjusted EBITDA	$(1,346,370)	$(1,746,769)	$(3,618,915)